Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Amendment 2 of this Registration Statement on Form S-1 of Noranda Aluminum Holding Corporation of our report dated March 17, 2008 relating to the 2007 and 2005 financial statements of St. Ann Bauxite Limited appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE

Chartered Accountants

Kingston, Jamaica

July 10, 2008